UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 23, 2014

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 cfr 240.14D-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 cfr 240.13E-4(C))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 23, 2014, National Western Life Insurance Company (the “Company”) has appointed Bruce E. Wood as Vice President, Controller and Assistant Treasurer. Mr. Wood, a CPA, possesses thirty years of accounting and financial reporting experience including twelve years in the insurance industry. Prior to joining the Company as its principal accounting officer, Mr. Wood was the Controller for Capson Corporation, a medical malpractice insurer in Austin, Texas. Mr. Wood has also held various officer and financial reporting positions with American Physicians Service Group, Dell Financial Services, and various agencies of the State of Texas. He attained his undergraduate degree in accounting from the University of Texas in Austin.

In his role with the Company, Mr. Wood is eligible to participate in the Company’s 2008 Incentive Plan, an equity-based incentive plan, and the Company’s 2014 Officer Bonus Program.

There were no arrangements or understandings between Mr. Wood and any other persons pursuant to which Mr. Wood was selected as an officer of the Company and Mr. Wood does not have a family relationship with any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: June 23, 2014	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer